Exhibit 4.7

FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT

FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of January 27, 2005, among Del Laboratories, Inc. (“Del”), Del’s subsidiaries listed on the signature pages hereto (the “Guarantors”) and Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. (each, an “Initial Purchaser” and together, the “Initial Purchasers”).

W I T N E S S E T H

WHEREAS, DLI Acquisition Corp., a Delaware corporation (the “DLI Acquisition”) has heretofore executed and delivered to the Initial Purchasers the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of January 27, 2005, among DLI Acquisition and the Initial Purchasers, providing for registration rights with respect to $175,000,000 in aggregate principal amount of 8.00% Senior Subordinated Notes due 2012 (the “Initial Notes”) issued and sold to the Initial Purchasers by DLI Acquisition;

WHEREAS, concurrently herewith, DLI Acquisition is being merged with and into Del, with Del as the surviving company (the “Merger”); and

WHEREAS, the Registration Rights Agreement provides that at the Time of Merger Del and the Guarantors will agree to become bound by the Registration Rights Agreement pursuant to this Amendment;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Del, the Guarantors and the Initial Purchasers mutually agree as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Registration Rights Agreement.

2. AGREEMENT TO ASSUME. Del hereby acknowledges and agrees that, pursuant to the Merger, it has assumed by operation of law all of the obligations of DLI Acquisition under the Registration Rights Agreement and hereafter shall be deemed to be “DLI Acquisition” (as defined in the Purchase Agreement) for all purposes under the Registration Rights Agreement. Del shall succeed to, and be substituted for, and may exercise every right and power of DLI Acquisition under the Registration Rights Agreement with the same effect as if Del had been named as “DLI Acquisition” in the Registration Rights Agreement.

3. AGREEMENT TO BE BOUND. Del hereby agrees that it is a party to the Registration Rights Agreement and agrees to be bound by all of the obligations of the “Company” (as defined in the Registration Rights Agreement) under the Registration Rights Agreement. Del hereby acknowledges and agrees to all of the agreements and covenants of the “Company” contained in the Registration Rights Agreement and hereby makes all of the representations and warranties of the “Company” contained in the Registration Rights Agreement, in each case as provided in the Registration Rights Agreement. Del may exercise every right and power of the “Company” under the Registration Rights Agreement.

Each of the Guarantors hereby agrees that it is a party to the Registration Rights Agreement and agrees to bound by all of the obligations of a “Guarantor” (as defined in the Registration Rights Agreement) under the Registration Rights Agreement. Each of the Guarantors hereby acknowledges and agrees to all of the agreements and covenants of a “Guarantor” contained in the Registration Rights Agreement and hereby makes all of the representations and warranties of the “Guarantors” contained in the Registration Rights Agreement, in each case as provided in the Registration Rights Agreement. Each Guarantor may exercise every right and power of a “Guarantor” under the Registration Rights Agreement.

5. CONSTRUCTION. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

6. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7. HEADINGS. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8. RATIFICATION OF REGISTRATION RIGHTS AGREEMENT. Except as expressly amended hereby, the Registration Rights Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Registration Rights Agreement for all purposes.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

COMPANY
DEL LABORATORIES, INC.

By:	/s/ Enzo J. Vialardi
Name:	Enzo J. Vialardi
Title:	Executive Vice President and Chief Financial Officer

GUARANTORS
DEL PHARMACEUTICALS, INC.
565 BROAD HOLLOW REALTY CORP.
PARFUMS SCHIAPARELLI, INC.
ROYCE & RADER, INC.
DEL PROFESSIONAL PRODUCTS, INC.

By:	/s/ Enzo J. Vialardi
Name:	Enzo J. Vialardi
Title:	Executive Vice President and Chief Financial Officer

Accepted and agreed to as of
the date first above written:

INITIAL PURCHASERS

BEAR, STEARNS & CO. INC.

By:	/s/ James S. Wolfe
Name:	James S. Wolfe
Title:	Senior Managing Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Matthew J. Lyness
Name:	Matthew J. Lyness
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Sean Murphy
Name:	Sean Murphy
Title:	Director

By:	/s/ Eric Klar
Name:	Eric Klar
Title:	Director